                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in SLM Holding Corporation's previously filed Registration Statement No. 333-33577, Registration Statement No.333-33575, Registration Statement No. 333-44425, Registration Statement No. 333-38391, Registration Statement No. 333-53631, and Registration Statement No. 333-83941 of our report dated January 13, 2000 included in this Form 10-K. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.

/s/ ARTHUR ANDERSEN LLP

Vienna, VA
March 30, 2000